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                                                                  EXHIBIT 7(b)

                  [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]




                               February 29, 1996




The National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

Gentlemen:

                 We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to Form S-6 (File No. 33-91938) for National Variable Life Insurance Account of The National Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN



                                        By /s/ SUSAN S. KRAWCZYK
                                          ------------------------------
                                          Susan S. Krawczyk